Exhibit 99.1

AMENDMENT
DECEMBER 31, 2008

CONVERTIBLE PROMISSORY NOTE
 $350,000 PLUS INTEREST DUE & PAYABLE
DOCUMENT A-03252008

The Convertible Promissory Note by and between MPhase Technologies, Inc. and JMJ Financial, duly executed on or about March 25, 2007, is hereby amended as follows:

The Conversion Price percentage is changed from "75% (seventy-five percent) of the lowest trade price in the 20 trading days previous to the conversion" to "70% (seventy percent) of the lowest trade price in the 20 trading days previous to the conversion."

The effective date of this amendment is December 31, 2008.

ALL OTHER TERMS AND CONDITIONS OF THE ORIGINAL CONVERTIBLE PROMISSORY NOTE DOCUMENT A-03252008 REMAIN IN FULL FORCE AND EFFECT.

Please indicate acceptance and approval of this amendment by signing below:

/s/ Ronald Durando	/s/ JMJ Financial
Ronald Durando	JMJ Financial / Its Principal
President & CEO
MPhase Technologies, Inc.

Dated: December 31, 2008

/s/ Martin Smiley
Martin Smiley
CFO & General Counsel
MPhase Technologies, Inc.

Dated: December 31, 2008